AGREEMENT FOR

                              PURCHASE AND SALE OF

                         DEBBIE REYNOLDS HOTEL & CASINO
                                LAS VEGAS, NEVADA



SELLER:           DEBBIE REYNOLDS HOTEL & CASINO, INC.
                  a Nevada corporation

                  DEBBIE REYNOLDS RESORTS, INC.
                  a Nevada corporation


BUYER:            ILX INCORPORATED
                  an Arizona corporation
                  or its nominee


DATE:             October 30, 1996

                         AGREEMENT FOR PURCHASE AND SALE
                         -------------------------------


THIS AGREEMENT FOR PURCHASE AND SALE ("Agreement") is made as of the 30th day of October, 1996, by and between DEBBIE REYNOLDS HOTEL & CASINO, INC., a Nevada corporation and its wholly owned subsidiary DEBBIE REYNOLDS RESORTS, INC., a Nevada corporation (collectively "Seller"), and ILX INCORPORATED, an Arizona corporation, or its nominee ("Buyer").

                                R E C I T A L S:
                                ----------------

         A. Seller is the owner of certain real property located in the city of Las Vegas, Clark County, Nevada, comprised of a resort hotel and casino known as Debbie Reynolds Hotel & Casino (a portion of which has been timeshared) and certain related personal property and rights, tangible and intangible, as more particularly described below (the real and personal property and rights may be sometimes referred to herein as the "Resort", as such term is more fully defined below).

         B. Seller has agreed to sell, and Buyer has agreed to purchase, the Resort pursuant to the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, the sufficiency of such consideration being acknowledged, the parties hereby agree as follows:

                                A G R E E M E N T
                                -----------------

Section 1.      Sale of Resort
                --------------

     1.01. Seller shall sell to Buyer, and Buyer shall purchase from Seller, at the price and upon the terms and conditions set forth in this Agreement:

                (a) All that real property located in the County of Clark, State of Nevada, described on Exhibit "B" attached hereto and incorporated herein, together will all rights, privileges, easements and appurtenances thereto, including, without limitation, all of Seller's right, title and interest in and to any appurtenant land lying within the right-of-way of any street, road or alley, whether completed or proposed (the "Property");

                (b) All existing and proposed buildings, parking facilities, structures, signs, improvements, tenements, fixtures and appurtenances presently located on, under or about the Property and any additional items located thereon at the time of Closing (the "Improvements");

                (c) All of the Resort, restaurant, lounge, museum, showroom, casino, gift shop, back bar, common area, and other furniture, furnishings, equipment, fixtures, improvements, inventory, supplies and other items of personal property and any vehicles customarily located on the Property or used primarily in connection with the Resort , including those items set forth on Exhibit "C" attached hereto and incorporated herein (the "Personal Property"), but specifically excluding those items set forth on Exhibit "T" attached hereto and incorporated herein;

                (d) All customer lists, timeshare leads, and rental and booking information owned by Seller (the "Ledgers") and used in conjunction with the operation of the Resort;

                (e) All of Seller's right, title and interest in and to: (i) any leases affecting the Resort (the "Leases") that have not been paid as of Closing and that Buyer specifically agrees to assume, if any, and
         (ii) any management, service, concession, maintenance, utility and other contracts and agreements with respect to the maintenance and operation of the Resort (the "Service Contracts").

                (f) All of Seller's right, title and interest in and to all architectural drawings, plans and specifications, shop drawings and other design or construction documents relating to the present or future development of the Resort and construction of the Improvements (the "Plans and Specifications");

                (g) All of Seller's right, title and interest in and to any and all of the following to the extent they arise out of, are related to the construction or development of, or are, or have at any time been, used in connection with the Resort: (i) warranties, guarantees and indemnities in favor of Seller and claims of Seller against third parties with respect thereto, with the exception of those claims described on Exhibit "K-1" attached hereto and incorporated herein,
         (ii) licenses, permits, certificates of occupancy or similar documents, contract rights, and other agreements, whether oral or in writing, incident to the operation of the Resort, to the extent transferable,(iii) the goodwill associated with the Resort, (iv) all designs, surveys, site plans, plats, operating materials, engineering reports and other technical descriptions, (v) transferable licenses and permits necessary to operate the Resort as it is presently being operated, and (vi) all other contracts, assets, and rights owned by Seller, relating to the business, maintenance, construction, and/or operation of the Resort (collectively the "Contract Rights and Intangible Assets");

                (h) All of Seller's right, title and interest in and to any transferable licenses and permits, including without limitation alcoholic beverage licenses, used in the operation of the Resort, and all other personal property or rights, tangible or intangible, located at and used in the operation of the Resort (collectively "Miscellaneous Items") ;

                (i) All of Seller's right, title and interest in Resort telephone numbers and marketing materials used in marketing the Resort, whether located at the Resort or elsewhere, including existing videotapes, photographs, brochures, film, copy and anything relating thereto ("Advertising Materials"); and

                (j) All of Seller's right, title and interest in the timeshare operation on the Property and any OPC license or lease (the "Timeshare Operation") and all "in-house" timeshare contracts, purchase agreements and notes receivable resulting from sales of timeshare intervals at the Resort prior to Closing and not sold to lenders (the "Timeshare Paper"), as more particularly described on Exhibit "A".

All of the items described in subparagraphs (a) through (j) above are referred to in this Agreement collectively as the "Resort". Any items excluded from the foregoing are set forth on Exhibit "T" attached hereto.

      1.02 Seller shall convey and Buyer shall accept title to the Property and Improvements in accordance with the terms of this Agreement by general warranty deed (Exhibit "D"), subject to all matters of public record shown on the Owners Title Policy, current taxes and current assessments, and any matter shown on the A.L.T.A. survey of the Property described in paragraph 3.04 below and approved by Buyer (collectively the "Permitted Exceptions"). The Personal Property and Advertising Materials shall be conveyed to Buyer by Bill of Sale (Exhibit "E") to be executed and delivered by Seller at Closing, free and clear of liens and encumbrances except the First Lien (as described hereinafter). The Leases, Service Contracts, Ledgers, , Plans and Specifications, Miscellaneous Items, Timeshare Operation, Timeshare Paper, and Contract Rights and Intangible Assets shall be conveyed by Seller pursuant to an Assignment of Leases, Contract Rights and Intangible Assets (Exhibit "F") or other appropriate assignment or conveyance document, free and clear of all liens except the First Lien, to be executed and delivered by Seller and Buyer at Closing.

Section 2.      Purchase Price, Apportionments, Escrow Agent
                --------------------------------------------

      2.01 The purchase price ("Purchase Price") to be paid by Buyer to Seller for the Resort shall be SIXTEEN MILLION EIGHT HUNDRED THOUSAND DOLLARS
($16,800,000.00), plus any additional sum for inventories existing as of Closing, payable as follows:

                (a) Four Million Two Hundred Thousand Dollars ($4,200,000.00) in cash at Closing (the "Down Payment"), plus any additional sum representing the cost of any Resort inventory of liquor, food, beverages and the gift shop (the "Inventory"), to be valued as agreed by the parties at a joint inventory conducted prior to Closing and as close thereto as practicable, all of which shall be used by Seller to satisfy the obligations of Seller described on Exhibit "P";

                (b) Five Million One Hundred Thousand Dollars ($5,100,000.00) (adjusted to the actual balance of principal and interest at Closing) by, at Buyer's option, either (i) assumption at Closing of Seller's existing obligations on the existing promissory note, deed of trust or mortgage, and other loan and security documents by Seller in favor of Resort Funding, Inc., attached hereto as Exhibit "G" (the "First Lien" or "Loan Documents"), or (ii) paying the loan evidenced by the Loan Documents in full at Closing; and

                (c) Seven Million Five Hundred Thousand Dollars ($7,500,000.00) by issuance at Closing of three million seven hundred fifty thousand (3,750,000) shares of ILX Incorporated Common Stock (the "Shares"), valued for purposes of this Agreement at Two Dollars ($2.00) per share. Such stock will be included in a registration statement to be filed on an appropriate form with the United States Securities and Exchange Commission within thirty (30) days after the date of substantial completion of those Exhibits to be attached hereto hereinafter that provide material information or additional terms to the overall transaction required to be disclosed in such registration statement.

      2.02 Except as set forth in paragraph 1.01 and 2.03, Seller shall retain all the rights and all the obligations with respect to all obligations and liabilities of the Resort and its operation arising from or relating to the period on and prior to the date of Closing, including without limitation, all accounts payable, employees and employee claims, salaries and wages payable, vacation pay for vacation earned, and payroll taxes associated therewith, unbooked accounts payable, accounts receivable, cash, cash equivalents, security deposits, utility and telephone payments, utility deposits, bank deposits, bank and operating accounts, and all other obligations for the Resort, existing as of and on the Closing Date and for the period prior thereto, as well as for its prorata share of current real property taxes and current assessments as of the Closing Date. Seller's prorata share of real property taxes and assessments shall be paid to Buyer in cash on the Adjustment Date as defined in paragraph
2.03 hereof if not known and prorated at Closing. Buyer, its wholly owned subsidiary, or through a management company as Buyer may employ, shall receive payments paid to the Resort on all Seller's accounts receivable existing as of the Closing Date as Seller's agent and shall remit all amounts received to Seller within thirty (30) days of receipt. Such receipt of accounts receivable shall be undertaken in the usual and ordinary course of the Resort business and Buyer shall not be required to undertake any solicitations or other effort or legal action to collect. Receipt of these accounts receivable as set forth above shall be without cost to Seller. Any payment other than cash delivered for Seller shall be transmitted in kind by Buyer without recourse to Buyer. Adjustment for cash security deposits, prepaid or accrued expenses shall be made as provided in paragraph 2.03 below.

      2.03 Buyer and Seller agree that a prorated net adjustment (the "Net Adjustment") shall be computed as of the Closing Date for any amounts actually paid to (or to be paid to) and for any amounts actually paid by (or to be paid by) one party, but otherwise under this Agreement belonging to the other party or chargeable to the other party, as the case may be. The computations of the Net Adjustment will be made as of the Closing Date and exclude the cash payment described in paragraph 2.01(a) above. Buyer and Seller agree to use their best efforts to ensure that a full accounting of the Net Adjustments be provided no later than the Closing Date to the extent practicable (the "Adjustment Date"). If Seller owes the Net Adjustment to Buyer, then Buyer shall deduct such amount from the Down Payment as of the Closing Date. If Buyer owes the Net Adjustment to Seller, such amount shall be added to the Down Payment, as of the Closing Date. The parties acknowledge that some items subject to adjustment may not be received prior to the Adjustment Date, and wherever the context requires, Adjustment Date shall also mean Supplemental Adjustment Date as defined below. Accordingly, there shall be a supplemental adjustment determined thirty (30) days after the Closing Date or such other date or dates as the parties may agree or which may be necessary if all information has not been received (the "Supplemental Adjustment Date(s)") for such items, with such supplemental adjustments to be made as of the Closing Date and paid to the other party within ten (10) days after the Supplemental Adjustment Date. Buyer and Seller agree that adjustments will include, but not necessarily be limited to, the following:

                (a) Sales and Other  Taxes.  Any sales,  transaction  privilege, gaming or other periodic taxes (except Seller's corporate income tax) based on pre-Closing Resort revenue, which taxes having been collected and not paid, or which are due or to become due and the amount known or determinable at Closing, shall be paid by Seller at Closing. All other such amounts not so determinable on or before the Adjustment Date, shall be an adjustment in favor of Buyer unless otherwise paid by Seller. Upon presentation by Buyer of a copy of the sales or other tax return, with an allocation of Seller's responsibility therefor, Seller shall reimburse Buyer for such amount within ten (10) business days after the date of such presentation.

                (b) Insurance. If Buyer continues any insurance that Seller has previously obtained with respect to the Resort, Buyer agrees to reimburse Seller for the proportionate share of insurance costs prepaid by Seller for any coverage continued by Buyer after Closing, prorated as of the Closing Date.

                (c) Certain Payments. All Lease, Service Contracts, utility and telephone payments shall be prorated as of the Closing Date.

                (d) Customer Deposits and Prepayments. All unearned customer deposits and prepayments for services to be performed or goods to be delivered after Closing, shall be prorated in favor of Buyer as of the Closing Date.

                (e) Utility and Equipment Lease Deposits. All utility and equipment lease deposits shall be assigned to Buyer at Closing and shall be an adjustment in favor of Seller on the Adjustment Date.

                (f) License Fees. Any prepaid license fees shall be prorated as of the Closing Date, and shall be an adjustment in favor of Seller on the Adjustment Date.

                (g) Employees and Payroll Related Expenses. At Buyer's option, Buyer may require that all or any part of the Resort's employees resign as of the Closing Date. To the extent not so required by Buyer, any Workmen's Compensation premium deposits to be utilized by Buyer shall be prorated to the Closing Date, and shall be an adjustment in favor of Seller on the Adjustment Date. Current wages, salaries, vacation and sick leave accrued as of the Closing Date shall be an adjustment in favor of Buyer on the Adjustment Date computed as if the vacation will be taken and the sick leave used. For purposes of the foregoing, paid vacation and sick leave shall be deemed paid on a first accrued-first paid basis.

                (h) Ledgers. All amounts receivable for lodging provided prior to the Closing Date, as shown on the Ledgers, shall be receivables to be received by Buyer on behalf of Seller as set forth above.

                (i) To the extent the foregoing prorations and adjustments are specifically dealt with in the Hotel Facilities Lease, they shall be resolved herein in a manner consistent with that document.

(j)For all purposes of proration and allocation of responsibility and liability as described in this Agreement, the Closing Date and the period prior thereto are allocated to the Seller, and the period after the Closing Date is allocated to the Buyer. The words "as of" or "on" the Closing or Closing Date or similar wording, as well as the words "Closing" or "Closing Date" where appropriate in the context, shall be interpreted accordingly.

      2.04      The items below shall be paid as follows:

                (a) Seller shall pay all of the obligations described on Exhibit "P" from the Closing funds through the Escrow Agent.

                (b) Seller and Buyer shall each pay one-half (1/2) of the standard escrow charges in connection with this Agreement.

                (c) The cost of the owners title policy provided for in Paragraph 8.01 shall be paid on the Closing Date as follows:

                      (i) Seller shall be charged an amount equal to the premium for standard coverage; and

                      (ii) Buyer shall pay the additional premium for extended coverage, and the cost of any special endorsements as may be desired by Buyer.

                (d) The cost of any extended lender's title insurance policy shall be paid in full by Buyer.

      2.05 Seller and Buyer hereby acknowledge and agree that the Purchase Price, for all purposes relating to this Agreement, shall be allocated among the various assets comprising the Resort as the parties shall mutually agree in writing prior to the end of the Feasibility Period and attached hereto as Exhibit "H".

      2.06 First American Title Insurance Company, Las Vegas, Nevada shall act as the escrow agent ("Escrow Agent") hereunder and shall, among other things, on the Closing Date, assume responsibility for recording and/or filing all necessary documents resulting herefrom and shall cause the issuance of the Policies of title insurance required under Section 8, together with proper issuance of any reinsurance agreements pertaining to such title insurance policies, and otherwise accomplish the provisions of this Agreement. Escrow Agent has acknowledged its agreement to these provisions by signing in the place indicated on the signature page of this Agreement. The parties agree, if required by Escrow Agent, to execute and enter into Escrow Agent's standard form of escrow instructions, all with such modifications as the parties shall reasonably request.

Section 3.      Feasibility and Investigation
                -----------------------------

      3.01 In consideration of Buyer entering into the mutual covenants in this Agreement, at any time on or prior to the sixtieth (60th) day after the date of this Agreement (or as other terms of this Agreement may specifically extend such period) (the "Feasibility Period"), Buyer may cancel this Agreement and all agreements relating thereto (except for its indemnity relating to disturbance of the Resort as described below in this Section) for any reason whatsoever in Buyer's sole and absolute discretion, by providing to Seller and Escrow Agent written notice of such cancellation. In the event Buyer timely gives notice of cancellation in accordance with the provisions hereof, this Agreement shall become null and void and of no further force or effect whatsoever and neither party shall have any further rights or obligations to the other hereunder or by reason hereof except for those provisions hereof which are expressly stated to survive the termination of this Agreement. If, however, Buyer shall fail to give notice of Buyer's election to cancel at the time and in the manner as above provided, then Buyer shall be deemed to have waived its right to do so and Buyer shall continue to be bound by the remaining provisions of this Agreement.

      3.02 Buyer shall have the right to enter and examine the Resort and all other items being sold pursuant to this Agreement at any time after the execution of this Agreement, and also have the Resort and such items examined and copied by any persons whom it shall designate, including without limitation, accountants, attorneys, contractors, engineers, and environmental testing personnel. Seller shall permit access to the Resort by Buyer and any persons it designates, and shall fully cooperate and afford them the opportunity to inspect such items and perform any tests upon the Resort that Buyer deems necessary or appropriate. Buyer may utilize the office equipment and office facilities at the Resort without charge (except for any long distance telephone service). Buyer will not unreasonably interfere with the business of the Resort.

      3.03 As to any physical disturbance of the Property or Improvements or physical injury to person caused by Buyer or its agents, upon completion of such studies and investigations, if Buyer cancels the Agreement or thereafter does not close, Buyer agrees to restore any physical damage to the Property or Improvements caused by Buyer or its agents to the condition it was in prior to such damage, and further, without regard to whether or not Buyer shall cancel or close, to defend, indemnify and hold Seller harmless from and against all physical injury to persons arising from such activities by Buyer. These covenants shall survive cancellation of this Agreement.

      3.04 Buyer shall pay the cost of any studies and examinations of the Resort conducted by agents of Buyer, including any "Phase I" environmental report and any testing in connection therewith. Notwithstanding the foregoing, as soon as reasonably practicable after execution of this Agreement Seller, at its expense, shall provide Buyer with an ALTA Urban Class Survey of the Resort including such Table A items as specified by Buyer, by a Nevada licensed surveyor in good standing, certified to Buyer, the title insurer and any lender connected herewith, with such certification containing such other matters as Buyer shall reasonably request. As soon as practicable after execution hereof, Seller shall provide Buyer with copies of all existing surveys, environmental reports and other studies and reports relating to the Resort in Seller's possession or under its reasonable control.

      3.05 Prior to the Closing, and under such reasonable terms and conditions as Seller may impose, employees and agents of Buyer may stay at the Resort without charge for lodging, except for incidentals consumed such as long distance telephone, food and beverages, provided such stay is primarily for the purpose of conducting feasibility examinations and investigations or otherwise working on matters related to this transaction.

      3.06      Title Report
                ------------

                (a) As soon as practicable after execution hereof, Seller will, at Seller's sole cost and expense, deliver to Buyer a commitment for title insurance relating to the Property prepared by Escrow Agent and leading to the issuance of an extended owners policy, together with complete and legible copies of all recorded documents referred to therein (the "Title Report") and, in the event that the following are subsequently prepared, agrees to cause Escrow Agent to deliver to Buyer any updates and supplements thereto or amendments thereof, in each case together with complete and legible copies of all matters referred to therein ("Amendments"). Buyer shall have until the later of the end of the Feasibility Period or five (5) business days after the date of delivery of any Amendment (which, at Buyer's option, shall extend the Closing Date accordingly), to notify Seller and Escrow Agent in writing of Buyer's objection to any matter(s) indicated therein (but only, in the case of Amendments, with respect to matters not appearing on the Title Report or any previously delivered Amendment). Notwithstanding the foregoing, Buyer shall not be entitled to object to any exception contained in the Title Report (or any Amendment thereof) which is caused by Buyer's activities under Section 3 hereof (excluding those resulting from Buyer's discovery of any existing defect or condition).

                (b) If Buyer fails to timely object to any title exception matter disclosed in accordance with the above procedure, Buyer shall be deemed to have approved the condition of title to the Property. If Buyer objects to any exception as above provided, Seller shall have until five (5) business days after the date of delivery of Buyer's objections to advise Escrow Agent and Buyer in writing with respect to each specified objection of Seller's election either to (i) take no action in connection therewith, or (ii) attempt to cause any such matter(s) to be cured or eliminated at or prior to Close of Escrow. Insuring over any such item may be done only with Buyer's written consent in its sole discretion. Seller's failure to give notice within such five (5) business day period with respect to any of Buyer's objections shall be deemed to constitute Seller's election to take no action in connection therewith.

                (c) In the event Seller elects or is deemed to have elected to take no action with respect to any specified objection, Buyer shall have until the later of the end of the Feasibility Period or five (5) business days thereafter to advise Escrow Agent and Seller in writing of its election either to (a) waive such previously specified objection(s) and close the transaction contemplated hereby in accordance with the remaining provisions of this Agreement and without any abatement or reduction of the Purchase Price, or (b) cancel and terminate the Agreement. Buyer's failure to give written notice within such period shall be deemed to constitute Buyer's election to waive its previously specified objections with respect to those matters as to which Seller has notified or is deemed to have notified Buyer that Seller will take no action.

                (d) With respect to those matters which Seller has notified Buyer that Seller will attempt to cause to be cured or eliminated (or insured over with Buyer's consent), Seller shall have until five (5) business days prior to the Closing (which shall be extended in accordance with the time periods herein) within which to accomplish the same; provided, however, that if Seller fails to do so within said period, or if Seller shall be unable (other than due to its voluntary act after execution hereof causing such disability) to convey title to the Property subject to and in accordance with the provisions of this Agreement at the Closing, then Buyer, as its sole and exclusive remedies, may elect either to (i) waive such previously specified objection(s) and close the transaction contemplated hereby in accordance with the remaining provisions of this Agreement and without any abatement or reduction of the Purchase Price on account thereof, or (ii) cancel this Agreement and the Escrow, said election of remedies to be evidenced by Buyer's giving written notice thereof to each of Seller and Escrow Agent at or prior to the Closing. Buyer's failure to give written notice as required by the preceding sentence shall be deemed to constitute Buyer's election to waive its previously specified objection(s). If Buyer elects to cancel, this Agreement shall become null and void and of no further force or effect and neither party shall have any further rights or obligations to the other hereunder or by reason hereof, except for the provisions hereof which are expressly stated to survive the termination of the Agreement.

                (e) Buyer specifically agrees that nothing herein contained shall be deemed to impose on Seller any obligation to bring any action or proceedings, expend any sums or take any other steps of whatever kind or nature in order to insure over, remove or cure matters affecting title or to fulfill any condition or expend any monies therefor unless Seller voluntarily impairs title to the Property or otherwise voluntarily causes such matter after execution hereof. The acceptance of the Deed by Buyer shall not diminish Sellers warranties or any continuing obligation herein.

Section 4.      Operations Prior to Closing
                ---------------------------

         Seller covenants and agrees that between the date hereof and the Closing, Seller will:

      4.01 Continue to operate the Resort as heretofore operated in the normal course of business and in accordance with its customary business practices.

      4.02 Perform required maintenance and replacements in accordance with its customary business practices.

      4.03 Afford Buyer and its representatives full access to the Resort and to Seller's books, records and files relating to the Resort, and make same available to Buyer whether they are located on or off the Property, at reasonable times, and without undue delay, up to and including the date of the Closing.

      4.04 Pay, in the normal course of business, and, in any event, prior to Closing, sums due for work, materials or services furnished or otherwise incurred in the ownership and operation of the Resort up to and including the date of Closing, except as otherwise specifically treated in the adjustment provisions of this Agreement. Not prepay any material item after the date of this Agreement without the prior written consent of Buyer.

      4.05 Except for daily room rental agreements in the ordinary course of business which are not discounted more than twenty-five percent (25%) from the full "rack" rate, not enter into any new material agreement, nor renew, amend, modify or terminate any existing material agreement relating to the Resort without having obtained the prior written consent of Buyer in each such instance, which will not be unreasonably withheld or delayed. Material agreements will include, without limitation, airline and travel agent commitments, automobile leases, or room or other facility commitments which are discounted more than twenty-five percent (25%) from their full rates.

      4.06 Not grant or transfer or permit the grant or transfer of any interest in the Resort or any item being sold pursuant to this Agreement, or grant any executory rights in connection therewith, except for any items being replaced with comparable items of equal or greater value in the ordinary course of business.

      4.07 Not discontinue compliance with governmental requirements applicable to the Resort.

      4.08 Promptly advise Buyer of any threatened or actual litigation or governmental investigation or proceeding affecting the Resort, its licenses, its operation, or those persons materially involved in its operation. It shall be a condition precedent to Buyer's obligation to close that there shall be no such matters threatened or pending at Closing having a potential significant and material adverse effect on the Resort or upon Seller's ability to convey the Resort to Buyer.

      4.09 Not permit any material alteration, structural modification or additions to the Resort, except in the nature of ordinary maintenance.

      4.10 Except for daily room rental agreements in the ordinary course of business, not create (or agree to create) any contract, grant, option, lease, covenant, restriction, easement, encumbrance or lien on or affecting the Resort, nor do anything negatively affecting title thereto, without the prior written consent of Buyer.

      4.11 As a condition precedent to Buyer's obligation to close, Seller shall have duly performed all covenants and other obligations to be performed by it under this Section 4.

Section 5.      The Closing
                -----------

      5.01 The consummation of this transaction by recording the General Warranty Deed in accordance with the provisions of the Agreement shall take place ten (10) days (or as such time may be extended in accordance with the specific terms of this Agreement) after the date of expiration of the Feasibility Period or sooner at any time if desired by Buyer upon two (2) days written notice by Buyer. The date of such recording is referred to in this Agreement as the "Closing" or the "Closing Date". At the Closing, the parties hereto agree to take the following acts and make the following deliveries, all of which will be deemed taken and delivered simultaneously and no one of which will be deemed completed or delivered until all have been completed or delivered:

                (a) Seller shall execute, acknowledge (as appropriate) and deliver to Buyer and/or Escrow Agent the following documents:

                      (1) A General Warranty Deed in the form attached as Exhibit "D";

                      (2) Any documents or affidavits required to be filed or recorded therewith in connection with Nevada Law;

                      (3) A Bill of Sale in the form attached as Exhibit "E", assigning and transferring to Buyer all of Seller's right, title and interest in and to the Personal Property, Advertising Materials, Ledgers, and the Plans and Specifications, including without limitation those items shown on Exhibit "C", free and clear of all claims, liens, security interests, encumbrances and other charges, except for the First Lien;

                      (4) An Assignment of Leases, Contract Rights and Intangible Assets in the form attached as Exhibit "F", free and clear of all claims, liens, security interests, and other charges, except for the First Lien. The schedules to this assignment shall include the Leases, Service Contracts, Ledgers, Plans and Specifications, Contract Rights, Intangible Assets, Timeshare Operation items, Timeshare Paper and related security agreements, and Miscellaneous Items;

                      (5) Assignments of Seller's interest in all automobiles and equipment lease-purchase contracts, and appropriate title transfer documentation properly executed by Seller for all such items owned by Seller and used for the Resort, free and clear of all claims, liens, security interests, encumbrances and other charges, except for the First Lien;

                      (6) Certificate of Non-Foreign Status in the form attached hereto as Exhibit "I";

                      (7) If requested by Buyer, the resignations of all officers and directors of the Timeshare Operation owners association who are controlled by Seller, and corresponding replacement with persons controlled by Buyer;

                      (8) If requested by Buyer, an assignment of all the developer's and "declarant's" rights in the governing documents of the Timeshare Operations, in the form of Exhibit "J" attached hereto;

                      (9) Such other documents required by this Agreement or as may reasonably be required by Buyer, its counsel, or Escrow Agent in order to consummate the transactions which are the subject matter of this Agreement; and

                      (10) An opinion of Seller's counsel.

                (b) At Closing, Buyer shall pay, execute, acknowledge (as appropriate) and deliver to Seller and/or Escrow Agent the following:

                      (1) The Down Payment, in cash or other immediately available funds;

                      (2)    An assumption of the Loan Documents, if required;

                      (3) Such other documents required by this Agreement or as may be reasonably required by Seller, its counsel, or Escrow Agent, to consummate the transactions which are the subject matter of this Agreement; and

                      (4) An opinion of Buyer's counsel.

                (c) At Closing, the Escrow Agent shall record and deliver the foregoing documents as appropriate in connection with this Agreement.

Section 6.      Covenants, Representations and Warranties of Seller
                ---------------------------------------------------

         Seller represents covenants and warrants to Buyer as following, as of the date hereof and as of the Closing:

      6.01 Seller are corporations, duly organized and validly existing under the laws of the State of Nevada.

      6.02 Seller has the full right and authority to enter into and fully perform its obligations under this Agreement, subject to obtaining shareholder approval of the transaction contemplated hereby.

      6.03 The persons signing this Agreement on behalf of Seller are authorized to do so and to bind Seller to the terms hereof.

      6.04 At the Closing, Seller is the sole owner of the Resort, subject only to the First Lien.

      6.05 The  schedule  of Leases set forth in  Exhibit  "M"  attached  hereto
("Schedule of Leases") is accurate as of the date hereof, and there are no Leases or other tenancies in or related to the Resort other than those set forth therein and room rentals in the ordinary course of business. Copies of all Leases will be provided to Buyer during the Feasibility Period and all original Leases shall be delivered to Buyer at Closing. Except as otherwise set forth in the Schedule of Leases or elsewhere in this Agreement, all of the Leases are in full force and effect, and none of them has been modified, amended or extended. Moreover, Seller has no knowledge of any material breach or default, claim of material breach or default thereunder, or any event which with the passage of time will become a breach or default, and has received no written notice of any of the foregoing thereunder.

      6.06 A schedule of the Service Contracts, oral or written (indicating which), is attached hereto as Exhibit "N" ("Schedule of Service Contracts"). Except as otherwise set forth in the Schedule of Service Contracts or elsewhere in this Agreement, the Service Contracts are in full force and effect, and have not been modified, amended or extended. Moreover, Seller has no knowledge of any material breach or default, claim of material breach or default thereunder, or any event which with the passage of time will become a breach or default. Copies of all Service Contracts will be provided to Buyer during the Feasibility Period and the originals shall be delivered to Buyer at Closing. Except as stated on the Exhibit, all Service Contracts may be canceled immediately upon notice of same, without penalty or charge.

      6.07 A Permanent Certificate(s) of Occupancy for the Improvements has been issued by the appropriate governmental authorities and has not been amended or revoked and a copy will be delivered to Buyer during the Feasibility Period. The Resort is located within the boundaries of the City of Las Vegas, Nevada.

      6.08 Except as set forth in Exhibit "O" attached hereto, the Property and Improvements are, to the best of Seller's knowledge, in substantial compliance with the zoning and use requirements of applicable governmental entities. Seller has received no correspondence or formal notice from any governmental authority of any existing violation, which has not been cured, or of any circumstances that with the passage of time or failure to act, or both, would constitute a violation of any applicable zoning or use requirement.

      6.09 To the best of Seller's knowledge, there is no pending or contemplated condemnation of the Property or Improvements, or any portion thereof, by any governmental authority, nor is there any existing or proposed plan to widen, modify or realign any street, alley or roadway adjoining the Property which would affect access to or use of the Property.

      6.10 To the best of Seller's knowledge, and except as qualified by Exhibit "P" attached hereto, and in related documents set forth on the Exhibit and provided to Buyer at least ten (10) days prior to the end of the Feasibility Period, sewage and waste disposal systems and utility and telephone services now serving the Property and the Improvements are adequate for the present operation of the Resort.

      6.11 Except as set forth in Exhibit "P" attached hereto, and in related documents set forth on the Exhibit and provided to Buyer at least ten (10) days prior to the end of the Feasibility Period, Seller has not received notice of any uncured violations or infringements of any laws (including without limitation gaming laws and laws related to the Timeshare Operation), rules, regulations, ordinances, fire or safety codes, life safety requirements, insurance requirements, covenants, conditions, restrictions (including without limitation those relating to the Timeshare Operation on the Property), trademark, service mark or tradename registrations, agreements or rights applicable to the Resort, and, to the best of Seller's knowledge, the Resort as customarily, and presently, operated is in substantial compliance with all applicable laws, rules and regulations.

      6.12 Except as set forth in Exhibit "P" attached hereto, and in related documents set forth on this Exhibit and provided to Buyer at least ten (10) days prior to the end of the Feasibility Period, to the best of Seller's knowledge:

                (a) There are not presently, and have been no, above or underground storage tanks, dry wells, injection wells, or similar facilities, PCB transformers, asbestos or Hazardous Material located on the Resort.

                (b) No notice pursuant to any Environmental Law has been received from, given to, or is presently due to, any governmental authority pursuant to such Environmental Law.

                (c) There are not presently, and have been no, violations on or by the Resort of any Environmental Law.

                (d) The Resort is not presently, and has not been, used for the manufacture, collection, storage, handling, treatment or processing of any Hazardous Material, nor as a sanitary landfill or open dump, except for normal quantities of customary products used in the operation of the Resort.

                (e) There is not presently, and has not been, any spill, leakage or release of any Hazardous Material on or into the soil, water or air, on or at the Resort or at any real property within one mile of the boundaries of the Resort.

                (f) The Resort is not a state or federal "superfund" site or study site pursuant to Environmental Law.

                (g) Seller agrees to defend, indemnify and hold Buyer harmless from all loss, cost, damage and expense arising out of any alleged or actual violation of, or liability under, any Environmental Law, for events and conditions occurring on or to the Resort by act or omission to act of Seller or any person on the Resort property during the period on and prior to the Closing Date. This indemnity does not limit any statutory or other legal rights available to Buyer. Buyer agrees to defend, indemnify and hold Seller harmless from all loss, cost, damage and expense arising out of any alleged or actual violation of, or liability under, any Environmental Law, for events and conditions occurring on or to the Resort by act or omission to act of Buyer or any person on the Resort property during the period after the Closing Date.

                (h) "Environmental Law" means, in relation to the Resort and its operations, any applicable federal, state, county, municipal or other political subdivision or district, statute, law, rule, regulation, code, ordinance, or decree relating to health, environment, air, water, soil, improvements and facilities, the protection of same, and the contamination and cleanup thereof.

                (i) "Hazardous Material" means any hazardous waste, materials, gases, liquids, substances, improvements or other items defined in any Environmental Law and regulated thereunder or by any applicable governmental authority pursuant thereto, including any notification requirements thereunder to governmental authorities.

      6.13 To the best of Seller's knowledge, and except as set forth on Exhibit "K" attached hereto, no claims, actions, suits, proceedings or investigations by governmental authorities, employees or former employees or other third parties are pending or threatened against or relating to the Resort or its operation in writing or in any court or before any federal, state, municipal or other governmental department, agency, commission, board or bureau.

      6.14 Except as may be set forth on the Title Report, and further except for current property taxes and current assessments, not delinquent, Seller has no knowledge of any delinquent tax, assessment, or other obligation affecting the Resort which is, or may become, a lien on the Resort.

      6.15 Seller has delivered to Buyer financial statements, including statements of income and expenses dated _______________________________(the "Financial Statements") for Seller prepared by KPMG Peat Marwick. To the best of Seller's knowledge the Financial Statements are true, correct, and complete as of the date thereof and fairly present the financial operations of the Resort for the periods stated. Seller makes no representation as to the future financial performance of the Resort.

      6.16 A full and complete schedule of liabilities related to the Resort which are to be assumed by Buyer pursuant to this Agreement is attached hereto as Exhibit "L" ("Existing Liabilities"). The Existing Liabilities to the best of Seller's knowledge are true and correct as to nature and amount. Seller hereby agrees to defend, indemnify and hold Buyer harmless from any sums owing on liabilities of the Seller existing on the Closing Date not set forth as an Existing Liability on Exhibit "L".

      6.17 Seller is not prohibited from consummating the transaction contemplated by this Agreement or from conveying the Resort by any law, regulation, agreement, instrument, restriction, order or judgment. No permission, approval or consent by any third party or governmental authority, or any individual or entity connected with Seller (other than that of Seller's shareholders) is required in order for Seller to convey the Resort or to consummate the transaction contemplated by this Agreement.

      6.18 Seller has paid in full for all labor performed at, professional services performed in respect to, and materials, machinery, fixtures and tools delivered to, furnished to or incorporated into the Resort or which would otherwise give rise to a lien or a right to lien the Resort, except for the First Lien.

      6.19 The Loan Documents are not in default, nor is there any existing condition which would cause a default with the mere passage of time. The principal balance and interest due on the Loan Documents does not exceed Five Million One Hundred Thousand Dollars ($5,100,000.00). No additional principal has been advanced or accepted pursuant to the Loan Documents.

      6.20 All employees of and at the Resort, including without limitation its managers, are employees-at-will and may legally be discharged without cause at any time, including immediately before Closing, without liability to the Buyer or liability to the Resort. If requested by Buyer, Seller will, in writing, give notice to and discharge all employees of the Resort, effective immediately prior to Closing, and not do anything to interfere with any immediate rehire after Closing of same or all of such employees. Prior to any such events, Seller will not encourage, support or entice in any way, any satisfactory employee to leave the employ of the Resort.

      6.21 Except as set forth on Exhibit "P" attached hereto and for normal wear and tear, the Resort, including the buildings, systems, furniture, fixtures and equipment, are in good condition and repair.

      6.22 All licenses and permits necessary to the operation of the Resort are current and in good standing.

      6.23 Seller holds, in good standing, current alcoholic beverage license(s) from the appropriate governmental liquor authorities in connection with the operation of the Resort.

      6.24 Up to the Closing Date, the Resort's equipment and facilities have been adequate to serve its customers during peak demand periods.

      6.25 Except as set forth on Exhibit "P" attached hereto, there are no delinquent taxes, assessments, salaries, wages, contract payments, supplier payments, or any other delinquent payments of any kind or nature owing from Seller or the Resort and relating to the Resort, its employees, contractors, governmental authorities, or any other person or entity dealing with the Resort and its operation. Any such delinquent payments listed on Exhibit "P" will be paid by Seller at Closing from the Closing funds through the Escrow Agent.

      6.26 Attached hereto as Exhibit "U" is a schedule of all commitments and reservations for "free" rooms and rooms or other facilities discounted more than twenty-five percent (25%) from the full rate therefor, for any period after the sixtieth (60th) day following the date of this Agreement.

      6.27 The Timeshare Operation has been operated continuously from its inception to the present in compliance with all laws, rules and regulations applicable thereto, including without limitation the sales connected therewith, and there has been no misrepresentation to purchasers or failure of performance in connection with any representation or written obligation to any purchaser, except for tenth (10th) floor (of the Resort) furnishings represented to the timeshare purchasers. An accurate list of (i) those furnishings, (ii) their brand and purchase source, and (iii) their cost is set forth on Exhibit "V" attached hereto, and such furnishings will properly fulfill the obligations to, and representations made to, the timeshare purchasers. Also shown on Exhibit "V" is an accurate schedule of all Resort timeshare purchasers (i) whose owners association dues have been waived and the period of such waiver or (ii) who are delinquent in the payment of such dues, for how long and the amount of each such delinquency.

      6.28 Seller agrees to inform Buyer in writing immediately upon obtaining actual knowledge that any of Seller's representations or warranties are inaccurate.

      6.29 It shall be a condition precedent to Buyer's obligation to close this transaction that Seller's covenants, representations and warranties in this Agreement be fully performed and true and accurate as of the Closing, and that the lender will allow Buyer to assume the First Lien without material modification thereof and without any substantial charge or fee to Buyer.

      6.30 "To the best of Seller's knowledge" or references to "Seller's knowledge" in this Section 6 means any written notice received by Seller relating to a representation and warranty matter herein, and the personal knowledge of: Todd Fisher; the general managers of each of the Resort's: hotel operation, casino operation, maintenance operation, food and beverage operation, entertainment/museum operation and housekeeping operation; David Crabtree and Debbie Reynolds.

      6.31 Seller agrees to defend, indemnify and hold Buyer harmless from all loss, cost, damage and expense arising from any breach of, or inaccuracy in, the covenants, representations and warranties of Seller in this Agreement. Further, except for liability expressly assumed by Buyer pursuant to the terms hereof, Seller shall defend, indemnify and hold Buyer harmless from any and all loss, cost, damage, expense and liability to third parties arising out of the Resort, its condition and operation (including without limitation the Timeshare Operation), and acts or omissions by Seller, on or prior to the Closing Date.

      6.32 No investigation by, or knowledge of Buyer, shall diminish Seller's indemnities herein or Seller's covenants, representations and warranties.

Section 7.      Covenants, Representations and Warranties of Buyer
                --------------------------------------------------

      Buyer covenants, represents and warrants to Seller as follows:

      7.01 Buyer is a corporation duly organized and in good standing under the laws of the State of Arizona.

      7.02 Buyer has the full right and authority to enter into and fully perform its obligations under this Agreement.

      7.03 The persons signing this Agreement on behalf of Buyer are authorized to do so, and to bind Buyer to the terms hereof.

      7.04 Buyer shall assume all of the Existing Liabilities, as shown on Exhibit "L" attached hereto, and shall pay when due all items appearing thereon.

      7.05 Buyer shall defend, indemnify and hold Seller harmless from any and all liability to third parties arising out of, connected to or resulting from, any act, transaction, or omission of Buyer occurring after the Closing Date with respect to the Resort, its condition or the operation thereof, provided however, that such indemnification shall not (except as may be otherwise herein specifically provided) extend to any cost, expense or liability arising out of Seller's indemnifications and warranties or any omission or act of Seller on or prior to the Closing Date.

      7.06 As of the Closing Date, Buyer has inspected the Resort and the books and records of the Resort and has made all other inquiries which it deems necessary to satisfy itself as to the condition and the operation of the Resort, and agrees to accept possession of the Resort in its "as is" condition, except for the express covenants, representations and warranties of Seller contained in this Agreement.

      7.07 Buyer accepts Seller's assignment to it of all Leases, Service Contracts and Contract Rights contained in Exhibit "F" related to the Resort and assumes all obligations of Seller thereunder arising after the Closing Date.

      7.08 If Buyer assigns its interest in this Agreement to a nominee, Buyer shall guarantee the prompt payment and full performance of the nominee in form approved by Seller.

      7.09 Buyer agrees to inform Seller in writing immediately upon obtaining actual knowledge that any of Buyer's representations or warranties herein are inaccurate.

      7.10 The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate any provision of, or result in the breach of, any of the terms, provisions, or conditions of, or constitute a default under or conflict with respect to, any other agreement by which Buyer is bound.

      7.11 The Shares of common stock described in paragraph 2.01(c) above are authorized but unissued stock of Buyer, and Buyer will deliver or issue to Seller the Shares free and clear of all liens, encumbrances, security agreements, options, claims, charges and restrictions (except as may be imposed by Rule 144 or other state or federal securities laws) and fully paid and non-assessable.

      7.12 The Financial Statements delivered to Seller have been prepared in accordance with generally accepted accounting principles, and fairly present the financial position of Buyer as of the respective dates thereof, and the results of its operations for the period(s) indicated.

      7.13 To the best of Buyer's knowledge, there is no suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or threatened against or affecting Buyer which if resolved adversely to Buyer would have a material adverse affect on Buyer or its business, assets, or financial condition.

      7.14 It shall be a condition precedent to Seller's obligation to close this transaction that Buyer's covenants, representations and warranties in this Agreement be fully performed and true and accurate as of the Closing.

Section 8      Title Insurance
               ---------------

      8.01 Seller agrees to cause Escrow Agent to deliver to Buyer, at the Closing, an ALTA extended coverage owners title insurance policy or a binding commitment to issue the same as soon after the Closing as is customary (the "Owners Title Policy") insuring Buyer's title to the Property in the full amount of the Purchase Price subject only to those matters which Buyer approves or is deemed to have approved pursuant to Section 3.06 hereof and the printed exclusions and conditions and customary exceptions set forth in Escrow Agent's usual form of ALTA extended coverage owners title insurance policy. If Buyer shall desire any additional endorsements, the cost and responsibility for the acquisition thereof shall be the responsibility of the Buyer.

      8.02 Any lender's title policy required by the First Lien lender at Closing shall be Buyer's responsibility.

Section 9      Hotel Facilities Lease
               ----------------------

      9.01 Immediately after Closing, Buyer will lease certain of the Resort facilities to Debbie Reynolds and/or her nominee ("Lessee") pursuant to the lease to be attached hereto as Exhibit "Q"( the "Hotel Facilities Lease"), which will be executed and delivered by said at Closing.

                      9.02  In  general,  the  lease  will  be for a  period  of ninety-nine (99) years with an approximate monthly lease payment of $150,000 and will include the following facilities: showroom, museum, gift shop, casino, back bar and certain joint use areas. Lessee will maintain such facilities, plus the marquis sign and the portable display signs around the Resort, and Lessee will share prorata the Resort's utilities, security and engineering. In addition, the lease will provide for a license of the tradename "Debbie Reynolds Hotel & Casino" and all derivatives thereof, and all other logos, trademarks, tradedress and tradenames used in connection with the Resort (collectively "Names and Marks"). Said license will be transferable with the Resort if approved by Debbie Reynolds, which approval will not be unreasonably withheld so long as the transferee meets certain conditions to be defined in the lease. In the event said approval is not given, then the lease of facilities may be terminated by Seller;

      9.03 The above is illustrative only, and the final terms of the Hotel Facilities Lease shall be controlling.

Section 10      Certain Other Agreements
                ------------------------

     10.01 In consideration for the use of her name and likeness and associated goodwill and other services, Debbie Reynolds will personally receive a percentage of the net profit of any timeshare project at the Resort, as set forth in the "Timeshare Profit Agreement" attached hereto as Exhibit "R", to be executed and delivered at Closing.

     10.02 A life insurance policy acceptable to Buyer on Debbie Reynolds' life in the amount of $10,000,000 will be assigned by Seller to Buyer and made payable to Buyer and delivered to Buyer at Closing.

     10.03 On a per project basis, timely, good faith negotiations will take place at either party's request to place Debbie Reynolds memorabilia and/or Debbie Reynolds museum displays at other ILX Incorporated locations.

     10.04 Seller will cause the "Debbie Reynolds Participation Agreement", attached hereto as Exhibit "S", wherein Ms. Reynolds agrees to personally be present, cooperate in and participate in the future activities of the Resort (including without limitation the hotel and casino) and other ILX Incorporated business activities (including without limitation Red Rock Collection Incorporated) and allow for the use of her name and likeness, to be personally executed by Ms. Reynolds and delivered to Buyer at Closing.

     10.05 As additional consideration to Buyer and as a condition to Buyer's obligations to consummate the transactions hereunder, Debbie Reynolds shall have entered into a merger agreement and related promotional agreements with Buyer's wholly-owned subsidiary, Red Rock Collection Incorporated.

     10.06 With  reference to this Agreement and the specific terms of paragraph
17.13 concerning the timing of exhibit preparation, both parties will commence immediately, diligently and continuously to complete all remaining due diligence, complete any and all necessary corporate action, procure any necessary government approvals, and negotiate the definitive exhibits to be attached hereto, with the goal of Closing prior to the end of 1996.

     10.07 Without modifying any other term of this Agreement, Closing shall be conditional on the procurement of all required governmental approvals for the transactions and activities contemplated by this Agreement and its exhibits and the consummation to Buyer's sole and exclusive satisfaction of the matters described in Section 9 above and this Section 10.

     10.08 If Seller is unable to procure the required governmental approvals for its activities contemplated pursuant to the Hotel Facilities Lease (including without limitation the appropriate gaming licenses for the casino operation) within six (6) months after the date of Closing, then Buyer shall have no further obligations under the Hotel Facilities Lease with respect to the casino operation and Buyer shall have the right to operate the casino in its name.

Section 11      Broker
                ------

          Seller and Buyer hereby covenant and agree that each shall indemnify and defend the other against any costs, claims or expenses, including attorneys' fees, arising out of any real estate or other brokerage contract executed by, or similar activities engaged in by, the indemnifying party. The obligations under this paragraph shall survive the Closing or, if the Closing does not occur, the termination of this Agreement.

Section 12      Notices
                -------

     12.01 All notices under this Agreement shall be in writing and shall be effective when addressed to the person(s) and address(es) as set forth below, and either:

                (a) Delivered to the address(es) by United States Mail or an established, reputable overnight courier such as Federal Express or UPS;

                (b) Delivered by other messenger to an appropriate employee at such address(es); or

                (c) Received at the telefacsimile number(s) shown below.

     12.02 Proof of delivery or receipt is the obligation of the sender. Refusal of delivery shall constitute delivery.

     12.03 Addresses and telephone numbers:

                If to Buyer:
                ------------

                Joseph P. Martori, Chairman
                ILX Incorporated
                2777 East Camelback Road

                Phoenix, Arizona 85016
                Telefacsimile:  602-957-2780
                Telephone:  602-957-2777

                with a required copy to:
                       --------

                Samuel L. Ciatu, General Counsel
                ILX Incorporated
                2777 East Camelback Road
                Phoenix, Arizona 85016
                Telefacsimile:  602-957-2780
                Telephone:  602-957-2777

                and with a required copy to:
                           --------

                Elliot R. Eisner, Esq.
                Kummer Kaempfer Bonner & Renshaw
                3800 Howard Hughes Pkwy.
                Suite 700
                Las Vegas, NV 89109
                Telefacsimile:  702-796-7181
                Telephone:  702-792-7000

                If to Seller:
                -------------

                Todd Fisher, Chief Executive Officer
                Debbie Reynolds Hotel & Casino, Inc.
                305 Convention Center Drive
                Las Vegas, Nevada 89109
                Telefacsimile:  702-734-2954
                Telephone:  702-734-0711

                with a required copy to:
                       --------

                David Crabtree,
                Debbie Reynolds Hotel & Casino, Inc.
                305 Convention Center Drive
                Las Vegas, Nevada 89109
                Telefacsimile:  702-734-2954
                Telephone:  702-734-0711
                with a required copy to:
                       --------

                Matthew Q. Callister
                Callister & Reynolds
                823 Las Vegas Blvd. South
                Las Vegas, Nevada 89101
                Telefacsimile:  702-385-7743
                Telephone:  702-385-3343

                If to Escrow Agent:
                -------------------

                ------------------------------

                ------------------------------

                ------------------------------

                ------------------------------
                Telefacsimile:
                ------------------------------
                Telephone:
                ------------------------------

                with a required copy to:
                       --------

                ------------------------------

                ------------------------------

                ------------------------------

                ------------------------------
                Telefacsimile:
                ------------------------------
                Telephone:
                ------------------------------

Section 13      Survival   of   Representations,   Warranties,   Covenants,  and
                ----------------------------------------------------------------
                Obligations
                -----------

          Except as may be otherwise specifically provided in this Agreement, all representations, warranties, covenants, indemnities, or other obligations of both parties set forth in this Agreement shall not be merged into the deed to Buyer or into any other document relating to the transaction contemplated by this Agreement, but shall survive the Closing for a period of three (3) years.

Section 14      Uniform Commercial Code - Bulk Transfer
                ---------------------------------------

     14.01 The parties believe that this sale is exempt from the application of the Uniform Commercial Code bulk sale law as it does not involve a seller whose principal business is the sale of inventory from stock, but involves a resort hotel the business of which is principally the sale of services.

     14.02 To the extent such provisions may apply, unless otherwise requested by a party prior to the end of the Feasibility Period, Buyer and Seller agree to waive compliance, as between themselves, with the Bulk Sale provisions of the Uniform Commercial Code as it may be in force in the State of Nevada.

Section 15      Risk of Loss
                ------------

     15.01 In the event of any damage or loss to all or any substantial portion of the Property due to casualty or the occurrence of a suit for a taking of any portion thereof by governmental or quasi-governmental authority after the date hereof and prior to the Closing Date, Buyer may, as its sole and exclusive remedy, by written notice given to each of Seller and Escrow Agent on or prior to the Closing Date, elect either to (i) cancel and terminate this Agreement and the Escrow, or (ii) receive, by assignment from Seller, all insurance proceeds and/or condemnation awards, if any, received and/or to be received by Seller as a result of such casualty or taking (in which case the parties shall proceed to consummate the transaction without any resulting adjustment of the Purchase Price).

Section 16      Cancellation and Termination:  Remedies for Failure to Close
                ------------------------------------------------------------

     16.01 Wherever this Agreement provides that upon the occurrence of a condition other than breach or default, one of the parties hereto may elect, or has the right, to "cancel and terminate" the Agreement, that phrase shall mean that, unless otherwise herein provided, written notice thereof shall be given to both Escrow Agent and the other party, and then this Agreement shall immediately become null and void and of no further force or effect and neither party shall have any further rights or obligations to the other hereunder or by reason hereof except for those which by the provisions hereof are expressly stated to survive any termination of this Agreement. If the notice is one of default or breach and the matter stated in said notice is not cured, corrected or removed within three (3) days after the date of receipt of the aforesaid written notice (Seller and Buyer hereby waiving the "13 day" provision contained in any printed form escrow instructions), then, unless a different time period and result is specifically stated in this Agreement, the notice may state cancellation shall then occur and this Agreement shall automatically become null and void and of no further force or effect and neither party shall have any further rights or obligations to the other hereunder or by reason hereof except for those which by the provisions hereof are expressly stated to survive any termination of this Agreement.

     16.02 If Buyer shall breach or fail to perform or fulfill any of its pre-Closing or Closing obligations hereunder, then, provided that Seller is not then in default hereunder, Seller may elect to cancel this Agreement by notice as provided above, or Seller may exercise any and all other remedies then available to it at law or in equity (including without limitation bringing suit for damages, specific performance or any other relief to which it may be entitled).

     16.03 If Seller shall breach or fail to perform or fulfill any of its pre-Closing or Closing obligations hereunder, then, provided that Buyer is not then in default hereunder, Buyer may elect to cancel this Agreement by notice as provided above, or Buyer may exercise any and all other remedies then available to it at law or in equity (including without limitation bringing suit for damages, specific performance or any other relief to which it may be entitled).

Section 17      Miscellaneous Provisions
                ------------------------

     17.01 This Agreement and the various other documents required hereby embody and constitute the entire understanding between the parties with respect to the transaction contemplated herein, and all prior agreements, understandings, representations and statements, oral or written, are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

     17.02 This Agreement shall be governed by, and construed in accordance with, the law of the State of Nevada.

     17.03 The section and paragraph headings in this Agreement are inserted for convenience of reference only and in no way define, describe, limit, expand or modify the text, scope or intent of this Agreement or any of the provisions hereof.

     17.04 This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs or successors and permitted assigns.

     17.05 This Agreement shall not be binding or effective until properly executed by both Seller and Buyer.

     17.06 As used in this Agreement, the masculine shall include the feminine and neuter, the singular shall include the plural and the plural shall include the singular, or vice-versa, all as the context may require.

     17.07 Nothing in this Agreement, express or implied, is intended to confer any rights or remedies whatsoever upon any person, other than the parties hereto and their respective successors, assigns and transferees.

     17.08 Unless provided to the contrary in any particular provision, all time periods shall refer to calendar days and shall expire at 5:00 p.m., Las Vegas, Nevada time, on the last of such days; provided, however, that if the time for the performance of any obligation expires on a day other than a business day (any day other than a Saturday, Sunday or State of Arizona, State of Nevada or federal paid legal holiday), the time for performance shall be extended to the next succeeding day which is a business day. Subject to the foregoing, timeliness is the essence of this Agreement and of every term and provision hereof.

     17.09 Seller and Buyer hereby acknowledge that this Agreement is the result of continual and ongoing negotiation between the parties. All parties have arrived at this Agreement through the exercise of equal bargaining power and any ambiguities herein should be construed against neither party, but should be given a fair and reasonable interpretation.

     17.10 If either Seller or Buyer shall bring any legal action or suit for any relief against the other, declaratory or otherwise, arising out of this Agreement, the losing party shall pay the successful party a reasonable sum for its attorney's fees, expenses, discovery costs and court costs as the court sitting without a jury shall determine. Any party seeking to be indemnified or held harmless by the other under the terms of this Agreement shall provide notice to the indemnifying party of receipt of any indemnified claim or cause of action, and the indemnifying party shall have the option of joining in the defense of such claim or cause of action.

     17.11 Buyer and Seller shall each provide the other prior to the end of the Feasibility Period with appropriate resolutions in form and substance authorizing the respective entities by and through their agents or officers to enter into and execute this Agreement and the collateral documents associated herewith.

     17.12 Neither Buyer nor Seller will make any public announcement concerning the transactions contemplated hereby without the review, comment and approval of the other, which review and comment will be promptly provided and which approval will not ultimately be withheld so long as no securities law violation would occur as a result of such announcement.

     17.13 Set forth in Exhibit "A" is a list of any and all amendments, schedules, riders, and other items which are attached hereto but which are not listed elsewhere herein. All exhibits, schedules, riders or other items attached to this Agreement are a part of and incorporated by reference into this Agreement with the same effect as if they were recited at length in the body of this Agreement. Exhibits C, G, K, L, M, N, O, P, T, U, V and the schedules to Exhibit F are to be prepared initially by Seller. Seller will use its best reasonable efforts to prepare, complete and deliver same to Buyer prior to the end of the thirtieth (30th) day after the date of this Agreement, failing which, the Feasibility Period shall be extended to the date thirty (30) days after the date the last of the foregoing completed exhibits is delivered to Buyer. The parties will use their best good faith, reasonable efforts to agree upon the form of the remaining exhibits to this Agreement as soon as reasonably practicable, and in no event later than ten (10) days prior to the end of the Feasibility Period, failing which, after the end of the Feasibility Period, either party may cancel this Agreement prior to the occurrence of such Agreement.

     17.14 This Agreement may be executed in counterparts and all signature (and any notary) pages may be attached to a single document. A telefacsimile signature shall be valid as an original signature and it shall be the responsibility of the party (or its agent) telefaxing same to preserve the page containing the original signature for inspection until the receiving party is subsequently supplied with an identical page containing an original signature, which shall occur within seven (7) days after the date of such telefacsimile.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                     BUYER:            ILX INCORPORATED, an Arizona corporation


                                       By: /s/ Joseph P. Martori
                                           -------------------------------------
                                           Joseph P. Martori, Chairman


                     SELLER: DEBBIE REYNOLDS HOTEL & CASINO, INC., a Nevada corporation


                                       By: /s/ Todd Fisher
                                           -------------------------------------
                                           Todd Fisher, Chief Executive Officer


                                       DEBBIE REYNOLDS RESORTS, INC.,
                                       a Nevada corporation


                                       By: /s/ Todd Fisher
                                           -------------------------------------
                                           Todd Fisher, Chief Executive Officer



          Escrow Agent hereby acknowledges its receipt of a fully executed copy of this Agreement and agrees to perform the functions assigned to Escrow Agent hereunder. Escrow Agent, as the party responsible for closing the transaction contemplated hereby within the meaning of Section 6045(e)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), further agrees to file all necessary information reports, returns and statements regarding the transaction required by the Code of such closing agent, including, but not limited to, the reports required pursuant to Section 6045 of the Code.


                        ESCROW AGENT:
                                             -----------------------------------


                                       By:
                                             -----------------------------------

                                             Its:
                                                 -------------------------------

                                TABLE OF EXHIBITS

Exhibit                                 Title
-------                                 -----

    A             Riders, Amendments and Miscellaneous Items

    B             Description of Real Property

    C             Schedules of Personal Property

    D             Deed

    E             Bill of Sale

    F             Assignment of Leases, Contract Rights and Intangible Assets

    G             Loan Documents - First Lien

    H             Allocations

    I             Certificate of Non-Foreign Status

    J             Assignment of Declarant's Rights

    K             Suits, Proceedings, Investigations and Claims

    K-1           Claims Not Assigned

    L             Existing Liabilities to be Assumed by Buyer

    M             Schedule of Leases

    N             Schedule of Service Contracts

    O             Summary of Existing Zoning and Use Violations

    P             Summary of Certain Problems

    Q             Hotel Facilities Lease

    R             Timeshare Profit Agreement

    S             Debbie Reynolds Participation Agreement

    T             Items Excluded from the Sale

    U             Discounted Room and Facility Commitments

    V             Timeshare Operation Items
                                      -27-